PROSPECTUS	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-290727

Up to 9,244,698 Shares of Common Stock

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This prospectus relates to the issuance by us of an aggregate of up to 9,244,698 shares of our common stock, $0.015 par value per share (the “Common Stock”), by Lincoln Park Capital Fund, LLC (the “Selling Securityholder”) (including 244,698 shares of the Common Stock which have been issued as initial commitment shares under the Purchase Agreement). The shares included in this prospectus consist of shares of Common Stock that we have issued or that we may, in our discretion, elect to issue and sell to the Selling Securityholder, from time to time after the date of this prospectus, pursuant to a common stock purchase agreement we entered into with the Selling Securityholder on August 12, 2025 (the “Purchase Agreement”), in which the Selling Securityholder has committed to purchase from us, at our direction, up to $15,000,000 of our Common Stock, subject to terms and conditions specified in the Purchase Agreement. See the section titled “Committed Equity Financing” for a description of the Purchase Agreement and the section titled “Selling Securityholder” for additional information regarding the Selling Securityholder.

We are not selling any shares of Common Stock being offered by this prospectus and will not receive any of the proceeds from the sale of such shares by the Selling Securityholder.

The Selling Securityholder may sell or otherwise dispose of the shares of Common Stock included in this prospectus in a number of different ways and at varying prices. See the section titled “Plan of Distribution” for more information about how the Selling Securityholder may sell or otherwise dispose of the Common Stock being offered in this prospectus. The Selling Securityholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution”.

We are a “smaller reporting company” as those terms are defined under the federal securities laws and, as such, have elected to comply with certain reduced public company disclosure and reporting requirements.

The Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “DLPN”. On December 18, 2025, the last reported sales price of the Common Stock as reported on Nasdaq was $1.46 per share.

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Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 3 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated December 23, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or its offices described below under the heading “Where You Can Find More Information”.

You should rely only on the information contained in this prospectus or any supplement to this prospectus, filed with the SEC. Neither we nor the Selling Securityholder have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Securityholder is offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read this prospectus and the documents incorporated by reference in this prospectus in their entirety, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

For investors outside of the United States: Neither we nor the Selling Securityholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Dolphin,” “we,” “us,” “our” and similar terms refer to Dolphin Entertainment, Inc. (f/k/a Dolphin Digital Media, Inc.) and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and the documents incorporated by reference herein and therein constitute “forward-looking statements” and information within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and intentions and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “will,” “would” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Such forward-looking statements include, without limitation:

•	the effects of a challenging economy on the demand for our marketing services, on our clients’ financial condition and our business or financial condition;
•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;
•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
•	our expectations regarding the potential benefits and synergies we can derive from our acquisitions;
•	our expectations to offer clients a broad array of interrelated services, the impact of such strategy on our future profitability and growth and our belief regarding our resulting market position;
•	our beliefs regarding our competitive advantages;
•	our intention to hire new individuals or teams whose existing books of business and talent rosters can be accretive to revenues and profits of the business and our expectations regarding the impact of such additional hires on the growth of our revenues and profits;
•	our beliefs regarding the drivers of growth in the entertainment publicity and marketing segment, the timing of such anticipated growth trend and its resulting impact on the overall revenue;
•	our intention to expand into television production in the near future;
•	our belief regarding the transferability of 42West, The Door, Shore Fire, The Digital Dept., Special Projects, and Elle’s skills and experience to related business sectors and our intention to expand our involvement in those areas;
•	our intention to selectively pursue complementary acquisitions to enforce our competitive advantages, scale and grow;
•	our belief that such acquisitions will create synergistic opportunities and increased profits and cash flows, and our expectation regarding the timing of such acquisitions;
•	our expectations to raise funds through loans, additional sales of our common stock, securities convertible into our common stock, debt securities or a combination of financing alternatives; and
•	our intention to implement improvements to address material weaknesses in internal control over financial reporting.

The forward-looking statements contained in this prospectus reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future effect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. The most important factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, the following:

•	our ability to continue as a going concern;
•	our history of net losses and our ability to generate a profit;
•	our significant indebtedness and our ability to obtain additional financing or service the existing indebtedness;
•	the volatility of the price of our common stock and the possibility that shareholders could incur substantial losses;

•	our ability to accurately predict our clients’ acceptance of our differentiated business model that offers interrelated services;
•	our ability to successfully identify and complete acquisitions in line with our growth strategy and anticipated timeline, and to realize the anticipated benefits of those acquisitions;
•	any failure to maintain the security and functionality of our information systems or to defend against or otherwise prevent a cybersecurity attack of breach;
•	our ability to maintain compliance with Nasdaq listing requirements;
•	adverse events, trends and changes in the entertainment or entertainment marketing industries that could negatively impact our operations and ability to generate revenues;
•	loss of a significant number of entertainment publicity and marketing clients and the ability of our clients to terminate or alter our business relationship on short notice;
•	the ability of key clients to increase their marketing budgets as anticipated;
•	our ability to continue to successfully identify and hire new individuals or teams who will provide growth opportunities;
•	uncertainty that our strategy of hiring of new individuals or teams will positively impact our revenues and profits;
•	lack of demand for strategic communications services by traditional and non-traditional media clients who are expanding their activities in the content production, branding and consumer products public relation sectors;
•	economic factors that adversely impact the entertainment industry, as well as advertising, production and distribution revenue in the online and motion picture industries;
•	economic factors that adversely impact the food and hospitality industries;
•	competition for talent and other resources within the industry and our ability to enter into agreements with talent under favorable terms;
•	our ability to attract and/or retain the highly specialized services of the 42West, The Door, Shore Fire, The Digital Dept., Special Projects, and Elle’s executives and employees and our CEO;
•	availability of financing from investors under favorable terms;
•	Potential dilution of our shareholder interests resulting from our issuance of equity securities;
•	Our Series C Convertible Preferred shareholder’s significant voting power limiting the ability of our common shareholders to influence our business;
•	our ability to adequately address material weaknesses in internal control over financial reporting; and
•	uncertainties regarding the outcome of pending litigation.

The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other disclosures made by the Company (such as in our other filings with the SEC or in Company press releases) for other factors that may cause actual results to differ materially from those projected by the Company. Please refer to the section titled “Risk Factors” elsewhere in this prospectus and under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, additional information regarding factors that could affect the Company’s results of operations, financial condition and liquidity. Any forward-looking statements, which we make in this prospectus, speak only as of the date of such statement, and we undertake no obligation to update such statements, except as otherwise required by applicable law. We can give no assurance that such forward-looking statements will prove to be correct. An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in this report or included in our other periodic reports filed with the SEC incorporated by reference herein could materially and adversely impact our operations and our future financial results. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Any public statements or disclosures made by us following this report that modify or impact any of the forward-looking statements contained in or accompanying this prospectus will be deemed to modify or supersede such outlook or other forward-looking statements in or accompanying this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Overview

We are a leading independent entertainment marketing and production company. Through our subsidiaries, 42West LLC (“42West”), The Door Marketing Group LLC (“The Door”), Shore Fire Media, Ltd (“Shore Fire”), The Digital Dept., LLC (“The Digital Dept.”), Special Projects Media, LLC (“Special Projects”) and Elle Communications, LLC (“Elle”), we provide expert strategic marketing and publicity services to many of the top brands, both individual and corporate, in the motion picture, television, music, gaming, culinary, hospitality, lifestyle and charitable industries. 42West (Film and Television, Gaming), Shore Fire (Music), The Door (Culinary, Hospitality, Lifestyle) and Elle (Impact, Philanthropy, Non-Profit) are each recognized global public relations (“PR”) and marketing leaders for the industries they serve. As a group, they were recognized as the #1 PR firm in the country in the prestigious Observer rankings earlier this year. The Digital Dept. provides influencer marketing capabilities through divisions dedicated to influencer talent management, brand campaign strategy and execution, and influencer event ideation and production. Special Projects is the entertainment industry’s leading celebrity booking firm, specializing in uniting brands and events with celebrities and influencers across the entertainment, media, fashion, consumer product and tech industries. Dolphin’s legacy content production business, Dolphin Films, founded by our Emmy-nominated Chief Executive Officer, Bill O’Dowd, has produced multiple feature films and award-winning digital series, primarily aimed at family and young adult markets. Our Common Stock trades on The Nasdaq Capital Market under the symbol “DLPN”.

We have established an acquisition strategy based on identifying and acquiring companies that complement our existing entertainment publicity and marketing services and content production businesses. We believe that complementary businesses can create synergistic opportunities and bolster profits and cash flow. While we may acquire additional companies in the future, we are not in active negotiations with any such companies, and there is no assurance that we will be successful in acquiring any additional companies, whether in 2025 or at all.

We have also established an investment strategy, “Ventures” or “Dolphin 2.0,” based upon identifying opportunities to develop internally owned assets, or acquire ownership stakes in others’ assets, in the categories of entertainment content, live events and consumer products. We believe these categories represent the types of assets wherein our expertise and relationships in entertainment marketing most influences the likelihood of success. We are in various stages of internal development and outside conversations on a wide range of opportunities within these Ventures. We intend to enter into Venture investments, but there is no assurance that we will be successful in doing so, whether in 2025 or at all.

We operate in two reportable segments: our entertainment publicity and marketing segment and our content production segment. The entertainment publicity and marketing segment is composed of 42West, The Door, Shore Fire, The Digital Dept., Special Projects and Elle’s, and provides clients with diversified services, including public relations, entertainment content marketing, strategic communications, influencer marketing, celebrity booking and live event production. The content production segment is composed of Dolphin Films and Dolphin Digital Studios, which produce and distribute feature films and digital content.

Our Company

We were originally incorporated in the State of Nevada on March 7, 1995, and we subsequently domesticated in the State of Florida on December 4, 2014. Effective July 6, 2017, we changed our name from Dolphin Digital Media, Inc. to Dolphin Entertainment, Inc. Our corporate headquarters is located at 150 Alhambra Circle, Suite 1200, Coral Gables, Florida 33134. We also have offices located at 600 3rd Avenue, 23rd Floor, New York, NY, 10016, 1840 Century Park East, Suite 200, Los Angeles, California 90067 and 12 Court Street, Suite 1800, Brooklyn, NY, 11201. Our telephone number is (305) 774-0407 and our website address is www.dolphinentertainment.com. Neither our website nor any information contained on, or accessible through, our website is part of this prospectus.

Dolphin and Dolphin’s subsidiaries own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their business. In addition, their names, logos and website names and addresses are their trademarks or service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

The Offering

Issuance of Common Stock

Shares of Common Stock to be offered by the Selling Securityholder

(i) 244,698 commitment shares issued to the Selling Securityholder upon execution of the Purchase Agreement (the “Initial Commitment Shares”). We will not receive any cash proceeds from the issuance of the Initial Commitment Shares.

(ii) Up to 9,000,000 shares that we may sell to the Selling Securityholder under the Purchase Agreement from time to time after the date of this prospectus (subject to the limitations under the Purchase Agreement, including the $15,000,000 total commitment available thereunder) (the “Purchase Shares”), which includes up to an additional 122,349 shares we may issue for no cash consideration to the Selling Securityholder from time to time pro-rata in connection with the purchase of up to $15,000,000 of shares of Common Stock under the Purchase Agreement (the “Additional Commitment Shares” and, together with the Initial Commitment Shares, the “Commitment Shares”). We will not receive any cash proceeds from the issuance of the Additional Commitment Shares.

Shares of Common Stock outstanding prior to this offering	11,982,422 shares.

Shares of Common Stock outstanding after giving effect to the issuance of the shares registered hereunder	20,982,422 shares.

Use of proceeds	We will not receive any proceeds from the resale of shares of Common Stock included in this prospectus by the Selling Securityholder. However, we may receive up to $15,000,000 in aggregate gross proceeds under the Purchase Agreement from sales of Common Stock that we may elect to make to the Selling Securityholder pursuant to the Purchase Agreement, if any, from time to time in our sole discretion, from and after the date of this prospectus.

We expect to use the net proceeds that we receive from sales of our Common Stock to the Selling Securityholder, if any, under the Purchase Agreement for working capital and general corporate purposes. See the section titled “Use of Proceeds.”

Risk factors	See the section titled “Risk Factors” and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock.

Nasdaq Capital Market ticker symbol	“DLPN.”

The number of shares of Common Stock to be outstanding is based on 11,982,422 shares of Common Stock outstanding as of September 29, 2025 and excludes:

•	713,306 shares of Common Stock available for future issuance under our incentive compensation plan;

•	2,369,470 shares of our Common Stock issuable upon the conversion of 50,000 shares of Series C Convertible Preferred Stock outstanding;
•	6,920,697 shares of Common Stock issuable upon the conversion of thirty-five convertible promissory notes in the aggregate principal amount of $10,492,873. Twenty-seven of the convertible promissory notes in the aggregate principal amount of $6,792,873 are convertible at a purchase prices ranging from $1.00 to $7.82 per share. One of the convertible promissory notes with a principal balance of $100,000 is convertible at a 30-day trading average closing price. The other seven convertible promissory notes with an aggregate principal amount of $3,600,000 are convertible at a 90-day trading average closing price. For purposes of this calculation, we used the 30-day and 90-day trading average price as of September 29, 2025, which were $1.21 per share and $1.18 per share, respectively. Three of the convertible promissory notes that may be converted using a 90-day trading average price may not be converted at a price lower than $5.00 per share and four of the convertible promissory notes that may be converted using a 90-day trading average price may not be converted at a price lower than $4.00 per share.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and the risks described in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as well as the financial or other information included in this prospectus or incorporated by reference in this prospectus, including our consolidated financial statements and the related notes, before you decide to buy our securities. If any of the events or developments described below were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our securities could decline and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Relating to the Purchase Agreement

The sale or issuance of our common stock to the Selling Securityholder may cause dilution and the sale of the shares of common stock acquired by the Selling Securityholder, or the perception that such sales may occur, could cause the price of our common stock to fall.

On August 12, 2025, we entered into the Purchase Agreement with the Selling Securityholder, pursuant to which the Selling Securityholder committed to purchase up to $15 million of our common stock. In connection with the execution of the Purchase Agreement, we issued 244,698 shares of our common stock to the Selling Securityholder as a commitment fee on August 12, 2025. The purchase shares sold pursuant to the Purchase Agreement may be sold by us to the Selling Securityholder at our discretion from time to time over a 36-month period. The purchase price for shares that we may sell to the Selling Securityholder under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

We have the right to control the timing and amount of any sales of our shares to the Selling Securityholder in our sole discretion, subject to certain limits on the amount of shares that can be sold on a given date. Sales of shares of our common stock, if any, to the Selling Securityholder will depend upon market conditions and other factors to be determined by us. Therefore, the Selling Securityholder may ultimately purchase all, some or none of the shares of our common stock that may be sold pursuant to the Purchase Agreement and, after it has acquired shares, the Selling Securityholder may sell all, some or none of those shares. Sales to the Selling Securityholder by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to the Selling Securityholder, or the anticipation of such sales, could make it more difficult for us to sell equity or equity related securities in the future at a time and at a price that we might otherwise wish to effect sales, which could have a materially adverse effect on our business and operations.

You may experience future dilution as a result of future equity offerings or the exercise of stock options.

To raise additional capital, we may in the future offer additional shares of our common stock at prices that may not be the same as the price per share in this offering. The price per share at which we sell additional shares of our common stock in future transactions may be higher or lower than the price per share paid by investors in this offering. To the extent that convertible promissory notes may be converted, or other shares issued, you may experience further dilution.

We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our shareholders.

Beginning one business day following the Commencement Date (as defined in the Purchase Agreement) and thereafter for a period of thirty-six months, the Company has the right, but not the obligation, on any business day selected by the Company, provided that on such day the last closing sale price per-share of our common stock is not less than $0.10 as reported by the Nasdaq Capital Market, to require the Selling Securityholder to purchase up to 20,000 shares of common stock (the “Regular Purchase Amount”) price per purchase notice (each such purchase, a “Regular Purchase”). The Regular Purchase Amount may be increased to (i) up to 25,000 shares if the closing price of our common stock is not below $1.50, as reported by the Nasdaq Capital Market; (ii) up to 50,000 shares if the closing price of our common stock is not below $1.75, as reported by the Nasdaq Capital Market; (iii) up to 75,000 shares if the closing price of our common stock is not below $2.00, as reported on the Nasdaq Capital Market; and (iv) up to 100,000 shares if the closing price of our common stock is not below $2.50, as reported on the Nasdaq Capital Market (each such share amount being subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement). The Selling Securityholder’s committed obligation under each Regular Purchase shall not exceed $500,000.

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Our ability to sell shares to the Selling Securityholder and obtain funds under the Purchase Agreement is limited by the terms and conditions in the Purchase Agreement, including restrictions on the amounts we may sell to the Selling Securityholder at any one time, and a limitation on our ability to sell shares to the Selling Securityholder to the extent that it would cause the Selling Securityholder to beneficially own more than 4.99% of our outstanding shares of common stock. Additionally, we will only be able to sell or issue to the Selling Securityholder 2,346,371 shares in total under the Purchase Agreement, which is equal to 19.99% of the shares of common stock outstanding on the date of the Purchase Agreement, unless we obtain shareholder approval or the average price of such sales exceeds $1.12, a price equal to the lower of (i) the closing price of the common stock on August 12, 2025 or (ii) the arithmetic average of the five closing prices for the common stock immediately preceding the execution of the Agreement, as calculated in accordance with Nasdaq rules. 9,244,698 shares minus the amount of the Commitment Shares sold at a sale price of $1.28 per share, which was the closing price of our common stock on Nasdaq on September 29, 2025, would result in proceeds to the Company in the amount of $11,400,969. Therefore, we may not in the future have access to the full amount available to us under the Purchase Agreement, depending on the price of our common stock. In addition, any amounts we sell under the Purchase Agreement may not satisfy all of our funding needs, even if we are able and choose to sell and issue all of our common stock currently registered.

The extent we rely on the Selling Securityholder as a source of funding will depend on a number of factors including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from the Selling Securityholder were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we sell all $15,000,000 of common stock under the Purchase Agreement to the Selling Securityholder, we may still need additional capital to finance our future plans and working capital needs, and we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, shareholders’ rights and the value of their investment in our common stock could be reduced. A financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. In addition, the holders of our outstanding debt would have a claim to our assets that would be prior to the rights of shareholders until the debt is paid. Interest on our outstanding debt would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.

We currently intend to use the net proceeds from this offering primarily for working capital and general corporate purposes. Our management has broad discretion as to the use of such proceeds and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might apply these proceeds in ways with which you do not agree or in ways that ultimately do not yield a favorable return. If our management applies such proceeds in a manner that does not yield a significant return, if any, on our investment of such net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our common stock.

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USE OF PROCEEDS

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the Selling Securityholder. All of the Common Stock offered by the Selling Securityholder pursuant to this prospectus will be sold by the Selling Securityholder for its own account. We will not receive any of the proceeds from these sales. We may receive up to $15 million aggregate gross proceeds under the Purchase Agreement from any sales we make to the Selling Securityholder pursuant to the Purchase Agreement. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of Common Stock to the Selling Securityholder after the date of this prospectus. See the section titled “Plan of Distribution” elsewhere in this prospectus for more information.

We expect to use any proceeds that we receive under the Purchase Agreement for working capital, acquisitions, and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

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DILUTION

The sale of Common Stock to the Selling Securityholder pursuant to the Purchase Agreement will have a dilutive impact on our shareholders. In addition, the lower our stock price is at the time we elect to sell shares to the Selling Securityholder under the Purchase Agreement, the more shares of Common Stock we will have to sell to the Selling Securityholder to achieve the same gross proceeds amount, in which case our existing shareholders would experience greater dilution.

The amount that the Selling Securityholder will receive for our common stock when resold pursuant to this prospectus will depend upon the timing of sales and will fluctuate based on the trading price of our Common Stock.

As of June 30, 2025, we had a net tangible book value of $(22,646,074), or $(2.03) per share of Common Stock. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of our Common Stock outstanding as of June 30, 2025.

After giving effect to (i) the sale of 8,907,007 shares of Common Stock to the Selling Securityholder pursuant to the Purchase Agreement at an assumed price of $1.28 per share, the closing price of our Common Stock on Nasdaq on September 29, 2025, (ii) the issuance of 337,691 Commitment Shares and (iii) deducting estimated offering expenses of $87,812 payable by us, and without giving effect to the Beneficial Ownership Cap under the Purchase Agreement, our as adjusted net tangible book value as of June 30, 2025, would have been approximately $(11,332,917), or $(0.56) per share. This represents an immediate increase in net tangible book value of $1.46 per share to existing shareholders and an immediate dilution of $1.84 per share to new investors.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$1.28
Net tangible book value per share of common stock as of June 30, 2025	$(2.03)
Increase in net tangible book value per share attributable to this offering	$1.46
As adjusted, net tangible book value per share after this offering		$(0.56)
Dilution per share to new investors purchasing shares in this offering		$1.84

The foregoing table is based on 11,169,449 shares of our Common Stock outstanding as of June 30, 2025, and excludes, as of such date, the following:

•	2,369,470 shares of our Common Stock issuable upon the conversion of 50,000 shares of Series C Convertible Preferred Stock outstanding;

•	555,605 shares of our Common Stock issued in July 2025 upon conversion of two convertible promissory notes at prices ranging between $1.07 and $1.09 per share;
•	12,670 shares of our Common Stock issued to employees under the employee stock compensation plan;
•	6,920,697 shares of Common Stock issuable upon the conversion of thirty-five convertible promissory notes in the aggregate principal amount of $10,492,873. Twenty-seven of the convertible promissory notes in the aggregate principal amount of $6,792,873 are convertible at a purchase prices ranging from $1.00 to $7.82 per share. One of the convertible promissory notes with a principal balance of $100,000 is convertible at a 30-day trading average closing price. The other seven convertible promissory notes with an aggregate principal amount of $3,600,000 are convertible at a 90-day trading average closing price. For purposes of this calculation, we used the 30-day and 90-day trading average price as of September 29, 2025, which were $1.21 per share and $1.18 per share, respectively. Three of the convertible promissory notes that may be converted using a 90-day trading average price may not be converted at a price lower than $5.00 per share and four of the convertible promissory notes that may be converted using a 90-day trading average price may not be converted at a price lower than $4.00 per share.

To the extent that outstanding options or warrants have been or may be exercised, new equity awards were or are issued, or we otherwise issued or issue additional shares of Common Stock, investors purchasing our Common Stock in this offering may experience further dilution

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DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of Common Stock may be sold by the Selling Securityholder under this prospectus.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Information

Our Common is currently listed on Nasdaq under the symbols “DLPN”. As of September 29, 2025, there were 308 holders of record of the Common Stock.

Dividend Policy

We have never declared or paid any dividends on shares of Common Stock. We anticipate that we will retain all of our future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on Dolphin’s capital stock will be at the discretion of its board of directors.

COMMITTED EQUITY FINANCING

On August 12, 2025, we entered into the Purchase Agreement with the Selling Securityholder. In connection with the Purchase Agreement, on August 12, 2025, we also entered into a registration rights agreement, or the Registration Rights Agreement, with the Selling Securityholder, pursuant to which we agreed to take specified actions to maintain the registration of the shares of our common stock subject to the offering described in this prospectus. Pursuant to the terms of the Purchase Agreement, the Selling Securityholder has agreed to purchase from us up to $15,000,000 of our common stock (subject to certain limitations) from time to time during the term of the Purchase Agreement. Pursuant to the terms of the Purchase Agreement and Registration Rights Agreement, we have filed with the SEC the registration statement that includes this prospectus to register under the Securities Act the resale by Selling Securityholder of up to 9,244,698 shares of Common Stock, consisting of (i) 244,698 Initial Commitment Shares that we issued to Selling Securityholder in consideration of its commitment to purchase shares of Common Stock at our election under to the Purchase Agreement and (ii) up to 9,000,000 shares that we may elect, in our sole discretion, to issue and sell to Selling Securityholder, from time to time from and after the Commencement Date (as defined in the Purchase Agreement) , which includes up to 122,349 Additional Commitment Shares issued pro rata in connection with the sale of Purchase Shares to the Selling Securityholder pursuant to the Purchase Agreement.

We may, from time to time and at our sole discretion, direct the Selling Securityholder to purchase shares of our common stock upon the satisfaction of certain conditions set forth in the Purchase Agreement at a purchase price per share based on the market price of our common stock at the time of sale as discussed below. The Selling Securityholder may not assign or transfer its rights and obligations under the Purchase Agreement.

Under applicable rules of the Nasdaq Capital Market, in no event may we issue or sell to the Selling Securityholder under the Purchase Agreement shares of our common stock in excess of 2,346,371 shares (including the Commitment Shares), which represents 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement, or the Exchange Cap, unless (i) we obtain shareholder approval to issue shares of our common stock in excess of the Exchange Cap or (ii) to the extent we desire to issue shares in excess of the Exchange Cap, the average price of all such sales of our common stock to the Selling Securityholder must equal or exceeds $1.12 per share (which represents the lower of (A) the official closing price of our common stock on Nasdaq on the trading day immediately preceding the date of the Purchase Agreement and (B) the average official closing price of our Common Stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement) adjusted such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules. We have filed a preliminary proxy statement for our 2025 annual meeting of shareholders seeking shareholder approval for the issuance of shares to the Selling Securityholder in excess of the Exchange Cap. In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our common stock under the Purchase Agreement if such issuance or sale would breach any applicable rules or regulations of the Nasdaq Capital Market.

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The Purchase Agreement also prohibits us from directing the Selling Securityholder to purchase any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by the Selling Securityholder, would result in the Selling Securityholder and its affiliates exceeding a cap equal to 4.99%, or the Beneficial Ownership Cap, of our then issued and outstanding shares of common stock.

Purchase of Shares Under the Purchase Agreement

Regular Purchases

Under the Purchase Agreement, provided that the closing sale price of our common stock is not below $0.10 per share on any business day selected by us, we may, from time to time until 36 months following the Commencement Date (as defined in the Purchase Agreement), direct the Selling Securityholder to purchase up to 20,000 shares of our common stock, which we refer to as the Regular Purchase Amount, on such business day (or the purchase date), which we refer to as a Regular Purchase, provided, however, that the Selling Securityholder’s committed obligations under each Regular Purchase cannot exceed $500,000. The Regular Purchase Amount may be increased to (i) up to 25,000 shares if the closing price of our common stock is not below $1.50, as reported by the Nasdaq Capital Market; (ii) up to 50,000 shares if the closing price of our common stock is not below $1.75, as reported by the Nasdaq Capital Market; (iii) up to 75,000 shares if the closing price of our common stock is not below $2.00, as reported by the Nasdaq Capital Market; (iv) and up to 100,000 shares if the closing price of our common stock is not below $2.50, as reported by the Nasdaq Capital Market. We may direct the Selling Securityholder to purchase shares in Regular Purchases once every business day, provided that we have not failed to deliver shares for the most recent prior Regular Purchase. The foregoing share amounts and per share prices will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement.

The purchase price per share for each such Regular Purchase will be equal to 97% of the lesser of:

•	the lowest sale price for our common stock on the purchase date of such shares; or

•	the arithmetic average of the three lowest closing sale prices for our common stock during the 10 consecutive business days ending on the business day immediately preceding the purchase date of such shares.

Accelerated Purchases

We also have the right to direct the Selling Securityholder, on any business day on which we have properly submitted a Regular Purchase notice for the maximum amount allowed for such Regular Purchase to purchase an additional amount of our common stock (an “Accelerated Purchase”), of up to the lesser of:

•	300% of the number of shares to be purchased pursuant to such Regular Purchase; and

•	30% of the aggregate shares of our common stock traded on Nasdaq during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase (the “Accelerated Purchase Measurement Period”).

The purchase price per share for each such Accelerated Purchase will be equal to 97% of the lesser of:

•	the volume-weighted average price of our common stock on Nasdaq during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date; and

•	the closing sale price of our common stock on the applicable Accelerated Purchase date.

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Additional Accelerated Purchases

We also have the right to direct the Selling Securityholder on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been properly delivered to the Selling Securityholder in accordance with the Purchase Agreement to purchase an additional amount of our common stock, which we refer to as an Additional Accelerated Purchase, of up to the lesser of:

•	300% of the number of shares to be purchased pursuant to such Regular Purchase; and

•	30% of the aggregate shares of our common stock traded on Nasdaq during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase date we refer to as the Accelerated Purchase Measurement Period.

We may, in our sole discretion, submit multiple Additional Accelerated Purchase notices to the Selling Securityholder on a single Accelerated Purchase date, provided that all prior Accelerated Purchases and Additional Accelerated Purchases (including those that have occurred earlier on the same day) have been completed and all of the shares to be purchased thereunder have been properly delivered to the Selling Securityholder in accordance with the Purchase Agreement.

The purchase price per share for each such Additional Accelerated Purchase will be equal to 97% of the lower of:

•	the volume-weighted average price of our common stock on Nasdaq during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date; and

•	the closing sale price of our common stock on the applicable Accelerated Purchase date.

In the case of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as set forth in the Purchase Agreement. Other than as set forth above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to the Selling Securityholder.

Suspension Events

Suspension events under the Purchase Agreement include the following:

•	the effectiveness of the registration statement of which this prospectus forms apart lapses for any reason (including, without limitation, the issuance of a stop order by the SEC), or any required prospectus supplement and accompanying prospectus are unavailable for the resale by the Selling Securityholder of our common stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period, but excluding a lapse or unavailability where (i) we terminate a registration statement after the Selling Securityholder has confirmed in writing that all of the shares of our common stock covered thereby have been resold or (ii) we supersede one registration statement with another registration statement, including (without limitation) by terminating a prior registration statement when it is effectively replaced with a new registration statement covering the shares of our common stock covered by the Purchase Agreement (provided in the case of this clause (ii) that all of the shares of our common stock covered by the superseded (or terminated) registration statement that have not theretofore been resold are included in the superseding (or new) registration statement);

•	suspension by the principal market listing our common stock from trading for a period of one business day;

•	the delisting of our common stock from the Nasdaq Capital Market; provided, however, that the common stock is not immediately thereafter trading on the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American, the NYSE Arca, OTCQX or OTCQB operated by the OTC Markets Group, Inc. (or nationally recognized successor to any of the foregoing);

•	the failure for any reason by our transfer agent to issue shares to the Selling Securityholder within two business days after any purchase date, Accelerated Purchase date or Additional Accelerated Purchase date, as applicable, on which the Selling Securityholder is entitled to receive such shares;

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•	any breach of the representations, warranties, covenants or other terms or conditions contained in the Purchase Agreement or Registration Rights Agreement that has or could have a Material Adverse Effect (as defined in the Purchase Agreement) and, in the case of a breach of a covenant that is reasonably curable, that is not cured within a period of at least five business days;

•	our common stock ceases to be DTC authorized and ceases to participate in the DWAC/FAST systems or if we fail to maintain the service of our transfer agent (or a successor transfer agent) with respect to the issuance of Purchase Shares or Additional Commitment Shares under the Purchase Agreement;

•	if at any time the Exchange Cap is reached and our shareholders have not approved the transactions contemplated by the Purchase Agreement in accordance with the applicable rules and regulations of the Nasdaq Capital Market, to the extent applicable;

•	any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us; or

•	if at any time the Selling Securityholder’s broker is unable to accept Purchase Shares for deposit.

The Selling Securityholder does not have the right to terminate the Purchase Agreement upon any of the suspension events set forth above; however, the Purchase Agreement will automatically terminate upon initiation of insolvency or bankruptcy proceedings by or against us. During a suspension event, all of which are outside of the Selling Securityholder’s control, we are not permitted to direct the Selling Securityholder to purchase any shares of our common stock under the Purchase Agreement.

Our Termination Rights

The Purchase Agreement will automatically terminate upon the earlier of (a) the date we sell all $15.0 million in shares of Common Stock to the Selling Securityholder under the Purchase Agreement, and (b) the first day of the month immediately following the 36-month anniversary of the Commencement. The Purchase Agreement will also automatically terminate upon commencement of a voluntary or involuntary bankruptcy proceeding by or against us, as more fully described in the Purchase Agreement.

If the Commencement shall not have occurred on or before December 15, 2025 due to the failure to satisfy the conditions required for the Commencement to occur, subject to customary exceptions, either we or the Selling Securityholder may terminate the Purchase Agreement at the close of business on such date or thereafter.

We have the unconditional right, at any time after the Commencement Date (as defined in the Purchase Agreement), for any reason and without any payment or liability to us, to give notice to the Selling Securityholder to terminate the Purchase Agreement.

No Short-Selling or Hedging by the Selling Securityholder

The Selling Securityholder has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Prohibitions on Variable Rate Transactions

Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified variable rate transactions until the thirty-six-month anniversary of the date of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our common stock after the date of issuance, the issuance of securities with embedded anti-dilution provisions, the issuance of securities with an embedded put or call right or at a price subject to being reset after the initial issuance contingent on our business or market performance or entry into any new “equity line of credit.” However, we are permitted to enter into certain “at-the-market offerings” exclusively through a registered broker-dealer acting as agent of the Company pursuant to a written agreement between the Company and such registered broker-dealer.

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Effect of Performance of the Purchase Agreement on our Shareholders

All shares registered in this offering that have been or may be issued or sold by us to Selling Securityholder under the Purchase Agreement are expected to be freely tradable. Shares registered in this offering may be sold over a period of up to approximately thirty-six months beginning one business day after the Commencement Date (as defined in the Purchase Agreement). The sale by Selling Securityholder of a significant number of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to Selling Securityholder, if any, will depend upon market conditions and other factors to be determined by us, in our sole discretion. We may ultimately decide to sell to Selling Securityholder all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Selling Securityholder, after Selling Securityholder has acquired the shares, Selling Securityholder may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Selling Securityholder by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Selling Securityholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Selling Securityholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Selling Securityholder and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct the Selling Securityholder to purchase up to $15,000,000 of our common stock, exclusive of the Commitment Shares being issued to the Selling Securityholder as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement. The Purchase Agreement generally prohibits us from issuing or selling to the Selling Securityholder under the Purchase Agreement (i) shares of our common stock in excess of the Exchange Cap, unless we obtain shareholder approval to issue shares in excess of the Exchange Cap or the shares we desire to sell in excess of the Exchange Cap must be sold for an average price that equals or exceeds $1.12 per share, such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules and (ii) any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Selling Securityholder, would exceed the Beneficial Ownership Cap of 4.99% of our then issued and outstanding shares of common stock. We have filed a preliminary proxy statement for our 2025 annual meeting of shareholders seeking shareholder approval for the issuance of shares to the Selling Securityholder in excess of the Exchange Cap.

The following table sets forth the amount of gross proceeds we would receive from the Selling Securityholder from our sale of shares to the Selling Securityholder under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share	Number of Registered Purchase Shares to be Issued if Full Purchase (1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to the Selling Securityholder (2)	Gross Proceeds from the Sale of Shares to the Selling Securityholder Under the Purchase Agreement
$0.75	8,945,278(4)	44.1%	$6,708,959
$1.00	8,927,185(4)	44.1%	$8,927,185
$1.15(3)	8,916,364(4)	44.1%	$10,253,819
$1.25	8,909,165(4)	44.1%	$11,136,456
$1.50	8,891,217(4)	44.1%	$13,336,826
$1.75	8,571,428	43.2%	$15,000,000

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(1)	Includes the total number of Purchase Shares that we would have sold under the Purchase Agreement at the corresponding assumed average purchase price set forth in the first column up to the aggregate purchase price of $15,000,000, if available, without regard for the Beneficial Ownership Cap or the Exchange Cap. Until we obtain shareholder approval to issue shares of our common stock in excess of the Exchange Cap, we may only issue 2,346,371 shares under the Purchase Agreement. Excludes the Initial Commitment Shares issued to Lincoln Park upon entering into the Purchase Agreement, and the Additional Commitment Shares issuable in connection with sales of Purchase Shares to Lincoln Park. We have filed a preliminary proxy statement for our 2025 annual meeting of shareholders seeking shareholder approval for the issuance of shares to the Selling Securityholder in excess of the Exchange Cap.

(2)	The denominator is based on 11,982,422 shares outstanding as of September 29, 2025, adjusted to include the issuance of the number of shares of common stock (including Additional Commitment Shares) which we would have sold and issued to the Selling Securityholder, assuming the purchase price in the adjacent column. The numerator is based on the number of shares of common stock (including Additional Commitment Shares) which we would have sold and issued to the Selling Securityholder based on the assumed purchase price set forth in the adjacent column, and the Initial Commitment Shares.
(3)	The closing sale price per share of our common stock on August 12, 2025.

(4)	Although the Purchase Agreement provides that we may sell up to $15.0 million of our common stock to Lincoln Park, we are only registering 9,244,698 shares of our common stock (244,698 of which represent the Initial Commitment Shares that were issued on August 13, 2025 and up to 122,349 that may be issued by us to Lincoln Park as Additional Commitment Shares) are being registered for resale under the registration statement of which this prospectus forms a part. Therefore, only 9,000,000 of such shares of common stock represent Purchase Shares and Additional Commitment Shares that we may issue and sell to Lincoln Park for cash consideration in purchases under the Purchase Agreement, which may or may not cover all the shares of our common stock we ultimately sell to Lincoln Park under the Purchase Agreement, depending on the purchase price per share.

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SELLING SECURITYHOLDER

This prospectus relates to the offer and sale by Lincoln Park Capital Fund, LLC of up to 9,244,698 shares of Common Stock that have been and may be issued by us to Lincoln Park Capital Fund, LLC under the Purchase Agreement. For additional information regarding the shares of Common Stock included in this prospectus, see the section titled “Committed Equity Financing” above. We are registering the shares of Common Stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with the Selling Securityholder on August 12, 2025 in order to permit the Selling Securityholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution” in this prospectus, Lincoln Park Capital Fund, LLC has not had any material relationship with us within the past three years.

The table below presents information regarding the Selling Securityholder and the shares of Common Stock that may be resold by the Selling Securityholder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Securityholder, and reflects holdings as of August 12, 2025. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of Common Stock being offered for resale by the Selling Securityholder under this prospectus. The Selling Securityholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the Selling Securityholder will hold the shares before selling them, and we are not aware of any existing arrangements between the Selling Securityholder and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the Selling Securityholder has sole or shared voting and investment power. The percentage of shares of Common Stock beneficially owned by the Selling Securityholder prior to the offering shown in the table below is based on an aggregate of 11,982,422 shares of our Common Stock outstanding on September 29, 2025. Because the purchase price to be paid by the Selling Securityholder for shares of Common Stock, if any, that we may elect to sell to the Selling Securityholder from time to time under the Purchase Agreement will be determined on the applicable dates for such purchases, the actual number of shares of Common Stock that we may sell to the Selling Securityholder under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by the Selling Securityholder of all of the shares of Common Stock being offered for resale pursuant to this prospectus.

	Number of Shares of Common Stock Owned Prior to Offering			Maximum Number of Shares of Common Stock to be Offered	Number of Shares of Common Stock Owned After Offering
Name of Selling Securityholder	Number(1)	Percent(2)		Pursuant to this Prospectus	Number(3)	Percent(2)
Lincoln Park Capital Fund, LLC(4)	5	*	%	9,244,698	5	*

* Represents beneficial ownership of less than 1% of the outstanding shares of our Common Stock.

(1)	Represents the 5 warrants to purchase Common Stock purchased by the Selling Securityholder in a private placement on January 3, 2020. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that the Selling Securityholder may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of Lincoln Park Capital Fund’s control, including the registration statement that includes this prospectus becoming and remaining effective. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our Common Stock to the Selling Securityholder to the extent such shares, when aggregated with all other shares of our Common Stock then beneficially owned by the Selling Securityholder, would cause the Selling Securityholder’s beneficial ownership of our Common Stock to exceed the 4.99% Beneficial Ownership Cap. The Purchase Agreement also prohibits us from issuing or selling shares of our Common Stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain shareholder approval to do so, or unless the average price per share paid by the Selling Securityholder for all shares of Common Stock purchased by the Selling Securityholder under the Purchase Agreement equals or exceeds $1.12 per share, in which case the Exchange Cap limitation would no longer apply under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq rules) may be amended or waived under the Purchase Agreement. We have filed a preliminary proxy statement for our 2025 annual meeting of shareholders seeking shareholder approval for the issuance of shares to the Selling Securityholder in excess of the Exchange Cap.

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(2)	Applicable percentage ownership is based on 11,982,422 shares of our Common Stock outstanding as of September 29, 2025.

(3)	Assumes the sale of all shares being offered pursuant to this prospectus by the Selling Securityholder.

(4)	Josh Scheinfeld and Jonathan Cope, the Managing Members of the Selling Securityholder, are deemed to be beneficial owners of all of the shares of Common Stock owned by the Selling Securityholder. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus in connection with the transactions contemplated under the Purchase Agreement. The Selling Securityholder is not a licensed broker dealer or an affiliate of a licensed broker dealer.

DESCRIPTION OF OUR SECURITIES

The following is a summary of the rights of our securities. This summary is qualified by reference to the complete text of our amended and restated certificate of incorporation and amended and restated bylaws filed as exhibits to the registration statement of which this prospectus forms a part.

The following description of our Common Stock is based upon our amended and restated articles of incorporation, as amended, our bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our amended and restated articles of incorporation, as amended, and our bylaws, copies of which are filed as exhibits to the Quarterly Report on Form 10-Q for the period ended June 30, 2025.

Authorized and Outstanding Stock

Our authorized capital stock consists of:

•	200,000,000 shares of Common Stock, $0.015 par value per share; and

•	10,000,000 shares of preferred stock in one or more series, $0.001 par value per share.

As of September 29, 2025, there were 11,982,422 shares of Common Stock issued and outstanding.

Common Stock

The holders of our Common Stock are generally entitled to one vote for each share held on all matters submitted to a vote of the shareholders and do not have any cumulative voting rights. Unless otherwise required by Florida law, once a quorum is present, matters presented to shareholders, except for the election of directors, will be approved by a majority of the votes cast. The election of directors is determined by a plurality of the votes cast.

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Holders of our Common Stock are entitled to receive dividends if, as and when declared by the Board out of funds legally available for that purpose, subject to preferences that may apply to any preferred stock that we issue. In the event of our dissolution or liquidation, after satisfaction of all our debts and liabilities and distributions to the holders of any preferred stock that we issued, or may issue in the future, of amounts to which they are preferentially entitled, the holders of Common Stock will be entitled to share ratably in the distribution of assets to the shareholders.

There are no cumulative, subscription or preemptive rights to subscribe for any additional securities which we may issue, and there are no redemption provisions, conversion provisions or sinking fund provisions applicable to the Common Stock. The rights of holders of Common Stock are subject to the rights, privileges, preferences and priorities of any class or series of preferred stock.

Our amended and restated articles of incorporation, as amended and bylaws do not restrict the ability of a holder of our Common Stock to transfer his or her shares of our Common Stock.

All shares of our Common Stock will, when issued, be duly authorized, fully paid and nonassessable. The shares to be issued by us in this offering will be when issued and paid for, validly issued, fully paid and nonassessable.

Preferred Stock

Under our amended and restated articles of incorporation, as amended, we are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series. We are authorized to issue preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. Accordingly, the Board is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Common Stock and, in certain instances, could adversely affect the market price of our Common Stock.

Series C Convertible Preferred Stock

On February 23, 2016, we designated 1,000,000 shares of preferred stock as Series C Convertible Preferred Stock, par value $0.001 per share, which may be issued only to an “Eligible Series C Preferred Stock Holder” as defined in our articles of incorporation, as amended. As part of the merger consideration in our acquisition of Dolphin Films, Inc., on March 7, 2016, we issued 1,000,000 shares of Series C Convertible Preferred Stock to Dolphin Entertainment, LLC (“DELLC”), an entity wholly owned by our President, Chairman and Chief Executive Officer, William O’Dowd. Effective July 6, 2017, we amended our articles of incorporation to reduce the number of Series C Convertible Preferred Stock outstanding in light of our 1-for-20 reverse stock split from 1,000,000 to 50,000 shares and to clarify the voting rights of the Series C Convertible Preferred Stock as described below.

As of September 29, 2025, and subject to the restrictions described below, the Series C Preferred Stock could be converted into 2,369,470 shares of our Common Stock and the holder is entitled to 7,108,410 votes, which is approximately 37.2% of our voting securities. The holder of Series C Convertible Preferred Stock is entitled to vote together as a single class on all matters upon which common shareholders are entitled to vote. On January 21, 2025, the Company’s shareholders approved an amendment to the terms of the Series C Convertible Preferred Stock included in our Articles of Incorporation to decrease the number of votes per share of common stock the Series C is convertible into from ten votes per share to three votes per share to comply with the Nasdaq voting rights rule (Rule 5640). On November 12, 2020, we entered into a stock restriction agreement with Dolphin Entertainment, LLC that prohibits the conversion of Series C Convertible Preferred Stock into Common Stock unless the majority of the independent directors of the board of directors vote to remove the restriction. The Stock Restriction Agreement shall terminate upon a Change of Control (as such term is defined in the Stock Restriction Agreement) of the Company.

The Certificate of Designation also provides for a liquidation value of $0.001 per share and dividend rights of the Series C on parity with the Company’s Common Stock.

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Anti-Takeover Provisions

As described above, our amended and restated articles of incorporation, as amended, provide that our Board may issue preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. Our preferred stock could be issued quickly and utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company or make removal of management more difficult. Our amended and restated articles of incorporation, as amended, and our bylaws provide that special meetings may be called only by a majority vote of the Board or by the holders of not less than 40% of all the shares entitled to vote.

Florida Anti-Takeover Statute

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, a publicly held Florida corporation may not engage in abroad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

•	prior to the time that such shareholder became an interested shareholder, the board of directors of the corporation approved either the affiliated transaction or the transaction which resulted in the shareholder becoming an interested shareholder;

•	upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting shares of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting shares outstanding, but not the outstanding voting shares owned by the interested shareholder, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;

•	the affiliated transaction has been approved by a majority of the disinterested directors;

•	the corporation has not had more than 300 shareholders of record at any time during the 3 years preceding the announcement date;

•	the interested shareholder has been the beneficial owner of at least 80% of the corporation’s outstanding voting shares for at least 3 years preceding the announcement date;

•	the interested shareholder is the beneficial owner at least 90% of the outstanding voting shares of the corporation exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; and

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 15% of a corporation’s outstanding voting shares. We have not made an election in our amended and restated articles of incorporation, as amended, to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Business Corporation Act, which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Indemnification

Both our amended and restated articles of incorporation, as amended, and bylaws provide for indemnification of our directors and officers to the fullest extent permitted by Florida law.

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Exchange Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “DLPN”.

Transfer Agent

The transfer agent and registrar for our securities is Nevada Agency and Transfer Company. The transfer agent’s address is 50 W Liberty St, #880, Reno, NV 89501.

PLAN OF DISTRIBUTION

9,244,698 shares of our Common Stock may be offered by this prospectus by the Selling Securityholder pursuant to the Purchase Agreement. The Common Stock may be sold or distributed from time to time by the Selling Securityholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the Common Stock offered by this prospectus could be affected in one or more of the following methods:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for the Common Stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Securityholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The Selling Securityholder has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the Common Stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Securityholder has informed us that each such broker-dealer will receive commissions from the Selling Securityholder that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Selling Securityholder and/or purchasers of the Common Stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor the Selling Securityholder can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between the Selling Securityholder or any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the Selling Securityholder, and any other required information.

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We will pay the expenses incident to the registration, offering, and sale of the shares to the Selling Securityholder. We have agreed to indemnify the Selling Securityholder and certain other persons against certain liabilities in connection with the offering of shares of Common Stock hereunder, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Securityholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Securityholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement that includes this prospectus to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares of our common stock offered by this prospectus by the Selling Securityholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares of our common stock by the Selling Securityholder, any compensation paid by the Selling Securityholder to any such brokers, dealers, underwriters or agents, and any other required information.

The Selling Securityholder has represented to us that at no time prior to the Purchase Agreement has the Selling Securityholder or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. The Selling Securityholder agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the Selling Securityholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Securityholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by K&L Gates LLP.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.dolphinentertainment.com. The information on our web site, however, is not, and should not be deemed to be, a part of or incorporated by reference in this prospectus.

This prospectus is a part of a registration statement on Form S-1 that we filed with the SEC and does not contain all of the information in the registration statement. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025 as amended by that Annual Report on Form 10-K/A for the fiscal year ended on December 31, 2024, filed with the SEC on April 30, 2025;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 13, 2025, August 14, 2025 and November 12, 2025, respectively;

•	our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items) filed with the SEC on January 17, 2025, January 24, 2025, February 27, 2025, April 2, 2025, May 7, 2025, May 13, 2025, August 13, 2025, August 29, 2025 and November 12, 2025;

•	a description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2020, including any amendment or reports filed for the purpose of updating this description.

We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

Any statement contained in any document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You may request, and we will provide you with, a copy of these filings at no cost by calling us at (305) 774-0407 or by writing to us as the following address: 150 Alhambra Circle, Suite 1200, Coral Gables, FL 33134. You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investor Relations” page of our website at www.dolphinentertainment.com. The information found on our website, or that may be accessed by links on our website, is not part of this prospectus. We have included our website address solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our common stock.

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